Exhibit 21.01

NuStar GP Holdings, LLC

and its Subsidiaries

The following are wholly owned subsidiaries of NuStar GP Holdings, LLC

Name of Entity	State of Incorporation
Riverwalk Logistics, L.P.	Delaware

Riverwalk Holdings, LLC	Delaware

NuStar GP, LLC	Delaware

NuStar GP Holdings, LLC indirectly owns approximately 20.5% of NuStar Energy L.P., a publicly traded master limited partnership. NuStar Energy L.P.’s subsidiaries are listed below:

Name of Entity	State of Incorporation
Bicen Development Corporation N.V.	Netherlands Antilles

Cooperatie NuStar Holdings U.A.	Netherlands

Diamond K Limited	Bermuda

Kaneb Management, LLC	Delaware

Kaneb Management Company LLC	Delaware

LegacyStar, Inc.	Delaware

LegacyStar Investment, LLC	Delaware

LegacyStar, LLC	Delaware

LegacyStar Services, LLC	Delaware

NuStar Asphalt Refining, LLC	Delaware

Name of Entity	State of Incorporation
NuStar Burgos, LLC	Delaware

NuStar Caribe Terminals, Inc.	Delaware

NuStar Eastham Limited	England

NuStar Energy Services, Inc.	Delaware

NuStar GP, Inc.	Delaware

NuStar Grangemouth Limited	England

NuStar Holdings B.V.	Netherlands

NuStar Internacional, S de R.L. de C.V.	Mexico

NuStar Logistics, L.P.	Delaware

NuStar Marketing LLC	Delaware

NuStar Pipeline Company, LLC	Delaware

NuStar Pipeline Holding Company, LLC	Delaware

NuStar Pipeline Operating Partnership L.P.	Delaware

NuStar Pipeline Partners L.P.	Delaware

NuStar Technology, Inc.	Delaware

NuStar Terminals B.V.	Delaware

NuStar Terminals Canada Co.	Nova Scotia

NuStar Terminals Canada Holdings Co.	Nova Scotia

NuStar Terminals Canada Partnership	Nova Scotia

NuStar Terminals Delaware, Inc.	Delaware

NuStar Terminals Limited	England

Name of Entity	State of Incorporation
NuStar Terminals New Jersey, Inc.	Delaware

NuStar Terminals Operations Partnership L.P.	Delaware

NuStar Terminals Partners TX L.P.	Delaware

NuStar Terminals Services, Inc.	Delaware

NuStar Terminals Texas, Inc.	Delaware

NuStar Texas Holdings, Inc.	Delaware

Petroburgos, S. de R.L. de C.V.	Mexico

Point Tupper Marine Services Co.	Nova Scotia

Saba Company N.V.	Netherlands Antilles

SB-1 Asset Holdings, LLC	Delaware

Seven Seas Steamship Company (Sint Eustatius) N.V.	Netherlands Antilles

Shore Terminals LLC	Delaware

ST Linden Terminal, LLC (joint venture)	Delaware

Statia Marine, Inc.	Cayman Islands

Statia Terminals Antilles N.V.	Netherlands Antilles

Statia Terminals Corporation N.V.	Curacao, NA

Statia Terminals International N.V.	Curacao, NA

Statia Terminals Marine Services N.V.	Netherlands Antilles

Statia Terminals N.V.	Nertherlands Antilles

Texas Energy Services LLC	Delaware